August 17, 2009

North Shore Acquisition Corp.
175 Great Neck Road, Suite 204
Great Neck, New York 11021

Gentlemen:

As a condition to the consummation of the transactions contemplated by that certain agreement (the “Put/Call Agreement”), dated the date hereof, by and among North Shore Acquisition Corp. (the “Company”), Barry J. Gordon, Marc H. Klee, Robert Sroka, Arthur H. Goldberg, Harvey Granat, Alan J. Loewenstein (collectively, the “Sellers”) and Sang-Chul Kim, the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1.           In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the Company’s initial public offering of securities (“IPO”), the undersigned will (i) cause the trust fund established in connection with the Company’s IPO (the “Trust Fund”) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2.           In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.           The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc., as representative of the underwriters of the Company’s IPO (the “Underwriters”), that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.           Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination. Notwithstanding the foregoing, the Company will be allowed to enter into a services agreement with Capital Express Co., Ltd. (“Related Party”) for the Company’s use of Related Party’s offices, utilities and personnel. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.           Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.           The undersigned agrees to be the Chief Financial Officer and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.           The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the President and Chief Financial Officer and a member of the Board of Directors of the Company.

8.           The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

9.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to each of the Company within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

10.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all former and current officers and directors of the Company and all stockholders of the Company that acquired shares of Common Stock of the Company prior to the IPO, or, if after the IPO, in a private transfer from another former or current officer or director of the Company, or from a stockholder that purchased such shares of Common Stock prior to the IPO; and (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

/s/ Yo-Shin Song
Yo-Shin Song

Exhibit A

Yo-Shin Song has been our chief financial officer and director since August 2009.  Previously, Mr. Song served as a senior partner at SCL Partners, a bio-venture fund management and investment company from February 2009 to July 2009. Mr. Song has also served as the head of the Investment Department of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since July 2009. From April 2007 to December 2008, he was a senior executive managing director and head of the overseas business office for the Hite Jinro Group, Korea’s largest alcoholic beverage company. From September 2005 to March 2007, he was an executive managing director for the Kolon Group, a Korean business conglomerate. From June 2001 to August 2005, he served as chief executive officer and president at O-One, Inc. where he built a license contract on “Book Builder,” an online placement module of corporate fixed income, with banking institutions.  In August 1996, Mr. Song joined Kolon Group as head of the finance team and was named an executive managing director in May 2001 responsible for investor relations, business development and corporate restructuring.  During the period from April 1992 to July 1996, he worked for the Ssangyong Group, a Korean business conglomerate, in various sectors including Economic Research Institute, Investment and Securities and Oil Refinery.  Mr. Song obtained his Ph.D. in Business from Indiana University and a Master of Business Administration degree in Finance from Michigan State University. In Korea, he graduated from Seoul National University with a Bachelor Arts degree in Business.